U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  March 1, 2005


                        DRAGON INTERNATIONAL GROUP CORP.
                        --------------------------------
        (Exact name of small business issuer as specified in its charter)


           Nevada                        0-23485                98-0177646
           ------                        -------                ----------
State or other jurisdiction       Commission File Number   (IRS Employer ID No.)
jurisdiction of  incorporation)

                                     Bldg 14
                    Suite A09, International Trading Center,
                                 29 Dongdu Road
                              Ningbo, China 315000
                              --------------------
                    (Address of principal executive offices)


                                 86-574-56169308
                                 ---------------
                           (Issuer's Telephone Number)


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Item 3.02 Unregistered Sales of Equity Securities.

     On March 1, 2005, we closed a private offering of Units, each Unit consisting of an 8% Secured Convertible Debenture and 250,000 Class "A" Warrants, each warrant exercisable to purchase one (1) share of our common stock at an exercise price of $.40 per share for a period of five (5) years following the closing of the offering. The investors in this offering were also granted "piggyback" registration rights for the shares underlying the warrants, as well as the shares reserved for issuance in the event of conversion of the Debentures. We received gross proceeds of $357,500 from the sale of these Units ($321,750 net). The Units were sold to a total of 7 "accredited" investors, as that term is defined under the Securities Act of 1933, as amended. The
Debentures are secured by property with an audited value of $227,900 and 12,250,000 shares of Common Stock owned by David Wu, our President and Chief Executive Officer. The Debentures mature six (6) months following the closing of the offering. Interest only is payable monthly.

     Conversion of the Debenture can occur several ways. The Company may convert a portion of the remaining principal and accrued interest due into shares of common stock, upon notice, at a conversion rate equal to a 20% discount to the weighted average bid price for the previous five days prior to receipt of such Notice of Conversion. The Company can elect to convert provided that the Company notifies the Holder of its intent to convert to shares of common stock by the 15th calendar day of the month preceding such anticipated conversion.

     Further, the Company can elect to convert a portion of the remaining principal and accrued interest due to the Holder. The Company can elect to convert the remaining principal and accrued interest due into shares of common stock at the greater of: (i) 10% of the remaining principal value of the Debenture for the previous five (5) days prior to receipt of such Notice of Conversion; or (ii) 25% of the average weighted daily value of the common shares.

     The Holder can elect to convert all remaining principal and interest due into shares of common stock at a 20% discount to the market with a floor of $.40. At no time can the conversion price be in excess of $.75 per share. Such anticipated conversion may only occur in the event the following criteria are met: (a) the common stock received for payment is fully registered at the time of receipt and is delivered without restriction of any kind; (b) the average daily trading volume as measured for the 60 days prior to Notice of Conversion is no less than 50,000 shares per day; (c) the weighted average daily price per share as measured from the five trading days prior to Notice of Conversion is no less than $.50 per share; and (d) the stock must be delivered within three (3) business days of the 1st of the current month.

     We relied upon the exemption from registration afforded by Regulation D and
Section 4/2, promulgated under the Securities Act of 1933, as amended, to issue the Units.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

Number            Exhibit
------            -------

2.8               Form of Secured Convertible Debenture

2.9               Form of Security Agreement

2.10              Form of Warrant

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 DRAGON INTERNATIONAL GROUP CORP.
                                 (Registrant)

Dated: March 28, 2005

                                 By:   s/ David Wu
                                 -----------------------------------------------
                                 David Wu, Chief Executive Officer and President